UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013

PepsiCo, Inc.

(Exact Name of Registrant

as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

PepsiCo, Inc. (“PepsiCo” or the “Company”) held its Annual Meeting of Shareholders on May 1, 2013. For more information on the following proposals, see PepsiCo’s proxy statement dated March 22, 2013, the relevant portions of which are incorporated herein by reference. Below are the final voting results.

(1) The following 13 persons were elected to serve as directors of PepsiCo:

Nominee	For	Against	Abstain	Broker Non-Votes
Shona L. Brown	1,059,108,886	4,668,780	5,327,806	236,724,681
George W. Buckley	1,046,105,112	17,986,962	5,013,403	236,724,681
Ian M. Cook	1,060,151,243	3,904,782	5,049,451	236,724,681
Dina Dublon	1,059,113,928	4,251,053	5,740,451	236,724,681
Victor J. Dzau, MD	1,057,844,846	5,476,574	5,784,057	236,724,681
Ray L. Hunt	1,035,575,333	28,005,789	5,522,074	236,724,681
Alberto Ibargüen	1,052,730,959	10,584,282	5,790,235	236,724,681
Indra K. Nooyi	1,027,288,787	31,293,727	10,508,446	236,724,681
Sharon Percy Rockefeller	1,039,592,483	24,300,579	5,209,191	236,724,681
James J. Schiro	1,046,055,613	17,705,742	5,344,582	236,724,681
Lloyd G. Trotter	1,056,069,325	7,637,358	5,399,253	236,724,681
Daniel Vasella, MD	1,052,838,064	10,549,950	5,715,642	236,724,681
Alberto Weisser	1,059,052,484	4,617,188	5,436,264	236,724,681

(2) The shareholders ratified the appointment of KPMG LLP as the Independent Registered Public Accounting Firm for the Company for fiscal year 2013:

For	1,288,905,676
Against	11,378,371
Abstain	5,546,570

(3) Advisory vote on the Company’s executive compensation:

For	969,725,678
Against	89,306,963
Abstain	10,073,295
Broker Non-Votes	236,724,681

Item 8.01.	Other Events.

On April 30, 2013, the Board of Directors of PepsiCo declared a quarterly dividend of $0.5675 per share payable on June 28, 2013, to shareholders of record as of June 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: May 6, 2013

By:	/s/ Kelly Mahon Tullier
Name:	Kelly Mahon Tullier
Title:	Senior Vice President, Deputy General Counsel